Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, with respect to the consolidated financial statements of Newcourt Credit Group Inc. as at December 31, 1998 and 1997 and for the years then ended incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of The CIT Group, Inc. for the registration of its common stock.


Toronto, Canada                                            Chartered Accountants
August 30, 1999